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                                                             EXHIBIT 9(a)(ii)(1)


                         NOTICE OF GUARANTEED DELIVERY

                               DEPOSITARY SHARES,
                   EACH REPRESENTING ONE-FOURTH OF A SHARE OF
                        SERIES D 7.92% PREFERENCE STOCK
                    (THE "SERIES D 7.92% DEPOSITARY SHARES")
                               (CUSIP 370442857)

                           GENERAL MOTORS CORPORATION


     This form, or a substantial equivalent, must be used to accept the Series D Offer (as defined below) if (i) certificates for depositary shares (the "Series D 7.92% Depositary Shares"), each representing one-fourth of a share of Series D 7.92% Preference Stock, $0.10 par value per share, of General Motors Corporation ("General Motors"), cannot be delivered to the Exchange Agent by the Series D Expiration Date (as defined in the Prospectus dated June 3, 1997 (as amended or supplemented and including documents incorporated therein by reference, the "Prospectus")), (ii) the procedure for book-entry transfer of Series D 7.92% Depositary Shares (as set forth in the Prospectus) cannot be completed by the Series D Expiration Date or (iii) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Exchange Agent prior to the Series D Expiration Date. This form, properly completed and duly executed, may be delivered by facsimile transmission, hand or overnight courier to the Exchange Agent. See the Prospectus.


     THE SERIES D OFFER (AND THE RELATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, JULY 2, 1997, UNLESS EXTENDED.

      THE EXCHANGE AGENT FOR THE SERIES D OFFER AND THE SERIES G OFFER IS:

                       THE FIRST NATIONAL BANK OF BOSTON

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 If delivered by Facsimile, to:     If delivered by Hand,        If delivered by Overnight
(For Eligible Institutions Only)             to:                         Courier,
The First National Bank of Boston                                           to:
         (617) 575-2233             Securities Transfer &    The First National Bank of Boston
 (Confirm Receipt by Telephone:       Reporting Services       Shareholder Services Division
         (800) 331-9922)           55 Broadway, Third Floor         Mail Stop 45-02-53
                                   New York, New York 10006          150 Royall Street
                                                                Canton, Massachusetts 02021
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY RELATES ONLY TO THE SERIES D 7.92% DEPOSITARY SHARES AND THE SERIES D OFFER. THIS NOTICE OF GUARANTEED DELIVERY MAY NOT BE USED FOR SERIES G 9.12% DEPOSITARY SHARES TENDERED IN CONNECTION WITH THE SERIES G OFFER. COPIES OF THE NOTICE OF GUARANTEED DELIVERY RELATING TO THE SERIES G OFFER MAY BE OBTAINED FROM THE EXCHANGE AGENT AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ABOVE OR FROM THE INFORMATION AGENT AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH BELOW.

    THE INFORMATION AGENT FOR THE SERIES D OFFER AND THE SERIES G OFFER IS:

                          GEORGESON COMPANY INC. LOGO
                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (Toll Free)

                        Banks and Brokers Call Collect:
                                 (212) 440-9800
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to General Motors Capital Trust D (the "Series D Trust"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal relating to the Series D 7.92% Depositary Shares (which together constitute the "Series D Offer"), receipt of which is hereby acknowledged, the number of Series D 7.92% Depositary Shares set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus.

Number of Series D 7.92% Depositary Shares Tendered:
 ...............................................................................
Certificate Nos. (if available):
 ...............................................................................
If Series D 7.92% Depositary Shares will be tendered by book-entry transfer, check applicable box:

  [ ] The Depository Trust Company

  [ ] The Philadelphia Depository Trust Company
Name(s) of Record Holder(s):
 ...............................................................................
 ...............................................................................
                                 (Please Print)

Address(es):
 ...............................................................................
 ...............................................................................
                                   (ZIP Code)

Name of
Tendering Institution:..........................................................
Account Number:.................................................................
Dated:..........................................................................

Area Code and Tel. No.:.........................................................

Signature(s):...................................................................


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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) "own(s)" the Series D 7.92% Depositary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Series D 7.92% Depositary Shares complies with Rule 14e-4 and (c) to deliver to the Exchange Agent either the Series D 7.92% Depositary Shares tendered hereby, in proper form or transfer, or confirmation of the book-entry transfer of the Series D 7.92% Depositary Shares tendered hereby into the account of the Exchange Agent at The Depository Trust Company or The Philadelphia Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantees (or an Agent's Message (as defined in the Prospectus)) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice.

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

Name of Firm:                                          X
              ------------------------------------     ----------------------------------------------------
Address:                                                              (Authorized Signature)
         -----------------------------------------
                                                       Name:
Telephone Number:                                             ---------------------------------------------
                  --------------------------------
                                                       Title:
Dated:                                                         --------------------------------------------
       -------------------------------------------                    (Please Type or Print)

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     DO NOT SEND CERTIFICATES FOR SERIES D 7.92% DEPOSITARY SHARES WITH THIS
NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SERIES D 7.92% DEPOSITARY SHARES SHOULD BE SENT (UNSIGNED) WITH THE LETTER OF TRANSMITTAL RELATING TO THE SERIES D 7.92% DEPOSITARY SHARES.

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